Website: www.lalamove.com

SERVICE CONTRACT

LalaMove – HOTTAB

-  According to Civil law number 91/2015/QH13 passed on 24/11/2015 by the congress of The Socialist Republic of Vietnam;

-  According to Commercial Law number 36/2005/QH11 passed on 14/06/2005 by the congress of The Socialist Republic of Vietnam;

- According to the need and capability of both parties;

CÔNG TY TNHH HOTTAB ASSET VIỆT NAM

Address	:	Room 1002, Floor 10 HITTC Building, Number 185 Giảng Võ, Cát Linh ward, Đống Đa District, Hà Nội City
Tax Identification Number	:	0108838460
Phone number	:	84 97 694 08 99
Represented by	:	MS. NGÔ THỊ CHÂM	Position: Director
Bank account	:	1014595801 Saigon - Ha Noi Commercial Joint Stock Bank (SHB) –
Trung tâm kinh doanh branch

Hereby referred to as “Hottab”

And

CÔNG TY TNHH LALAMOVE VIETNAM (“Lalamove”)

Address	:	327-329 Tô Hiến Thành, Phường 13, Quận 10, Thành phố Hồ Chí Minh
Tax Identification Number	:	0314790969
Phone number	:	028 7304 6686
Represented by	:	Mr. Nguyễn Đức Lợi	Position: CEO
Bank account	:	Joint Stock Commercial Bank for Foreign Trade of Vietnam – SaiGon Western Branch
Or
Technology and Commercial Joint Stock Bank – Quang Trung Branch

Hereby referred to as “Lalamove”

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WHEREAS:

• Hottab need a delivery service to support its operation;

• Lalamove meet the requirement to satisfy Hottab’s need with the delivery service develop, operate, and manage by Lalamove;

• Hottab and Lalamove are willing to exchange and sign contracts; not forced nor cheated

THEREFOR, now, Hottab and Lalamove agree on signing the Service Contract: Lalamove – HOTTAB with these following terms and conditions:

I. Definition

1. Service Contract: is the contract consist of terms and conditions which Lalamove and Hottab discussed and agreed to sign. This is the basis on which Lalamove and its driver collaborate to deliver their transport service.

2. Package: Is package(s) accepted and legally delivered by drivers contracted with Lalamove through the use of an application. The package unit is 01 (one).

3. Hottab Biz Application: Is an electronic application develop, operate, and manage by Hottab to connect Restaurant with Consumer(s) who need to use food delivery service.

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4. Food delivery service: Is the service accepted and legally delivered through the Hottab Biz application carried out by Driver(s), from any restaurant(s)’s location or location requested by restaurant(s) in the area of Hanoi and Ho Chi Minh City to the destination requested by user(s) within the area of Hanoi Capital Region and Ho Chi Minh City, Socialist Republic of Vietnam.

5. Restaurants: Is Business(es) that operate in the Food and Beverage industry who agreed to sign Business Cooperation Contract or Service Contract with Hottab, thus directly supple the delivery service.

6. User: Is individual or organization(s) who need food delivery service, and use Hottab Biz application to order food. User(s) is(are) to be receiver(s) of the delivery service or another individual who receives the deliver upon User’s unavailability.

II. Service fee and Payment

1. Service fee and Fee and Price table

a. The servi=ce fee will follow the Price table attached to the Contract (Annex A) which will be provided by Lalamove;

 https://www.lalamove.com/vietnam/hanoi/vi/pricing

b. The Service fee is subjected to changes depending on different periods and the delivery industry. Hottab holds the right to be informed and consulted prior to the change. (Price includes VAT).

2. Payment

Contact and cross-check point of the two parties:

Hottab:

Full Name: Ms. NGÔ THỊ CHÂM

Position: Director

Phone number: +84 97 694 08 99

Email: cham@hottab.net

Lalamove

Full Name:

Position:

Phone number:

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In case of change in personnel or information regarding creating and receiving receipts, the party who makes the change must inform the other in the form of email/document within three (03) business days of the change.

a. Receipt and Conclusive table

(i). Lalamove will immediately provide Invoice after each delivery transaction by User to Hottab’s email address register below.

Email address for invoice receive: tt.tho@hottab.net

(ii). On the fifth (5th) of every month, Lalamove will send a detailed Statement listing every delivery transaction which occurred within the prior two weeks to Hottab’s email address register below

Email address for statement receive: tt.tho@hottab.net

(iii). On the tenth (10th) of every month, Lalamove will send a detailed Electronic VAT invoice listing every service fee which occurred within the prior two weeks to Hottab’s email address register below

Email address for statement receive: tt.tho@hottab.net

(iv). Information for invoice:

CÔNG TY TNHH HOTTAB ASSET VIỆT NAM

Address:	Room 1002, Floor 10 HITTC Building, Number 185 Giảng Võ, Cát Linh ward, Đống Đa District, Hà Nội City
Tax Identification Number:	0108838460

(v). Lalamove can assume that Hottab has successfully received the Invoice and Statement once said documents have been sent to the address(es) registered in Part II.2.(a).(i) and (iii) and (iv) of this Contract. Hottab to inform Lalamove if they have not received the Invoice and Statement within the agreed date noted in Part II.2.(a).(i) and (iii) and (iv) of this Contract.

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b. Payment method.

Postpaid (b3)

Lalamove to follow the terms and conditions of each payment method noted in Part II.2.(b).(b3) of the Contract as follow:

(i). Cross-checking and payment

− Both parties to cross-check on the completion of the delivery service in terms of quantity, quality, service fee, and other fees (if present) on a fortnightly basis.

− The unit of cross-checking time is working day(s). If cross-checking date falls on a holiday, off-day, the following working day will be the new cross-checking date.

− Different payment methods procedure:

• If the payment method is Cash on delivery, Lalamove’s Drivers and Lalamove are obligated to be responsible and to handle the cash with utmost care.

• If the payment method is Others, which include but not limited to: International bank cards, Domestic bank cards, E-wallets, etc. Hottab is obligated to record these transitions and transfer 100% of all delivery fees which were handled by Lalamove to Lalamove’s bank account on page two (02) of the Contract after initial cross- checking has been completed.

− The cross-checking and payment procedure will be executed as follow:

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	Description	Date	Note
Step 1	Lalamove sends Hottab Reconciliation statement that occurred within the prior month to Hottab’s email address provided to Lalamove noted in Part II.2. The fifth (5th) monthly (Gregorian calendar)..	The fifth (5th) monthly (Gregorian calendar).
Step 2	Hottab’s and Lalamove’s accountant(s) handle, cross-check, discuss, and confirm the result.	Within five (05) days of receiving the full documents from Step 1	If 7 days have passed without any response from Hottab, Lalamove can assume that the result from step 1 is correct.
Step 3	Hottab transfers 100% of all delivery fees handled by Lalamove which were paid with the “Others” payment method as listed in Part II.2.(b).(i) to Lalamove’s bank account list on page two (02).	Within five (05) days after Hottab’s response to the documents from Step 2;

+ Depending on which date arrive first, the end date for the cross-checking process in Step 2 is:

(i) the date Hottab response to the email regarding data is correct after cross-checking; or

(ii) after five (05) days of receiving the full documents

+ Any differences that occurred in Step 2 will be recorded, processed, and added to the following Reconciliation statement

Step 4	Lalamove send electronic receipt of Service fees occurred within the prior month to Hottab’s email list on Part II.2	On the tenth (10th) of the following month

+ If the payment is overdue (after 05 days), and there’re no records that Lalamove has made the payment, an interest rate of 0.1%/day will be applied. The total varies depending on the sum and number of days pass overdue

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III. Rights and Obligations

1. Lalamove

i. Lalamove has the right to check User’s Package(s) in case User refuses to provide information regarding the Package

ii. Lalamove has the obligation to manage its Driver so that all Delivery is executed within an acceptable time. Drivers to be professional and friendly, must not act in any unprofessional standard toward User(s).

iii. Lalamove has the obligation to send Invoice and Statement within the period stated in Part II.2.(a) of the Contract

iv. Lalamove has the obligation to share part of the delivery fee to Hottab as stated in Part II.2.(a).(ii) of the Contract.

v. Lalamove has the obligation to compensate Hottab following the terms and conditions stated in Part VI of the Contract

2. Hottab

i. Hotttab have the right to petition about Invoice and Statement within the period noted in Part II.2.(a) of the Contract

ii. Hotttab have the right to ask and consult Lalamove on change(es) in delivery fee(s)

iii. Hotttab has the right to refuse to provide information about Package(s) if by doing so violate personal privacy, business privacy, national security and/or other legal regulations passed by the government on personal information security, business information security, national information security, and other information security laws according to respective law(s).

iv. Excluded from situations listed in Part III.2.(iii), Hotttab has the obligation to provide necessary information about all Packages such as name of package, name of receiver, address of receiver when asked by Lalamove’s personnel.

v. Hotttab have the obligation to inform the Driver about the number of products within 01 package unit. This is the basis on which compensation (when necessary) will be based upon.

IV. Non-disclosure Agreement

1. Both parties understand and agree that Information Receiver Party has the right to receive secured information shared by Information Sharer Party. For the purpose of this Agreement, “Secured information” is defined as secret information and exclusive information regarding business operation of the Information Sharer Party, which include but not limited to:

a. The existing terms in the Contract.

b. Any other information deems as reasonably secured regarding operation, transaction, customer, consumer, supplier, plan, opportunity, and market of the Information Sharer Party (or any other personnel of business group in which the Information Sharer Party is a member)

2. Information Sharer Party will only use Secured information to reach the goal(s) that all parties agreed upon. The goal can only be adjusted or added in the form of document sent by the Information Sharer Party. The shared secured information must not be shared or leaked to any other 3rd party unless the individual or organization is appointed by the Information Sharer Party to do so in the form of document.

3. Information Receiver Party must immediately inform their personnel, representative, contractor, or outsource consultant, who Secured Information was shared with by the Information Sharer Party, about the terms, regulations, and obligations they must follow to assure the confidentiality of the Secured Information.

4. Information Receiver Party agrees that all information provided by Information Sharer Party is to remain the sole property of the Information Sharer Party.

5. The regulations state above will continue to take effect even when the Contract period is over.

V. Contract termination

The contract will only be terminated in these following circumstances:

1. The Contract will be terminated after the date note in Part VII of the Contract if Hottab and Lalamove don’t possess any other agreement.

2. When changes in delivery fee(s) do not meet Hottab’s requirement and Hottab does not agree with Lalamove’s explanation about the change, Hottab has the right to unilaterally terminate the contract.

3. When Hottab and Lalamove discuss and agree to end the Contract

4. When Competent authorities issue documents that deem the Contract in violation of the law; The Contract annulled; and/or other similar documents.

5. When the Contract is terminated in the circumstances list in Part V.2, and V.3, one party must inform the other at least thirty (30) days prior to the proposed Contract end date.

VI. Compensation

Compensation Clauses are public by Lalamove on the website: https://www.lalamove.com/vietnam/hanoi/vi/terms-conditions. Lalamove has the right to adjust the compensation rate to suit the local Laws and Regulations of the company on different periods.

VII. Duration of the Contract

The contract becomes effective after signed by all parties

VIII. Dispute resolution

1. The Laws which shall be used to resolve dispute(s) is the Laws of The Socialist Republic of Vietnam

2. Any dispute between Lalamove and Hottab concerning this Contract will be resolved by negotiating in goodwill and honest fashion. In case a party is not willing to or the dispute can not be solved by negotiating, all parties agree the dispute be resolve by Arbitrators or authorized Court.

IX. Other terms

1. The Contract will be made into four (04) copies. Each party keeps two (02) copies.

2. Other issues regarding entering and executing the Contract not listed above will be implemented according to corresponding Laws and Regulations

3. The Laws which both parties based on to adjust(s) the Contract are the Laws of The Socialist Republic of Vietnam

4. If both parties agree on additional terms for the Contract after its signature, the terms shall be added to Contract annex(es). The Contract annex(es) will be attached and inseparable part of the Contract

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Represented and on behalf of Hottab __________________________ Ms. Nguyen Duc Loi General Director	Represented and on behalf of Hottab __________________________ Mr. Ngo Thi Cham Director

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